UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ARCTIC CAT INC.

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ARCTIC CAT INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 7, 2008

Notice is hereby given that the Annual Meeting of Shareholders of Arctic Cat Inc. will be held at 601 Brooks Avenue South, Thief River Falls, Minnesota 56701, on Thursday, August 7, 2008, at 4:00 p.m. for the following purposes:

1.	To elect two directors to serve a three-year term;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 16, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Since it is important that your shares be represented at the Annual Meeting, whether or not you personally plan to attend, you are requested to sign, date and promptly return your proxy card in the enclosed envelope. If you are a record holder, you may also submit your proxy by telephone or through the Internet by following the instructions on the proxy card. If you own shares in “street name,” i.e., through a broker, you should follow the instructions provided by the broker. Returning your signed proxy or submitting your proxy by telephone or through the Internet will not prevent you from voting in person at the Annual Meeting, should you desire to do so.

By Order of the Board of Directors,

TIMOTHY C. DELMORE,
Secretary

Thief River Falls, Minnesota
July 2, 2008

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

ARCTIC CAT INC.
601 Brooks Avenue South
Thief River Falls, MN 56701

PROXY STATEMENT
Annual Meeting of Shareholders
August 7, 2008

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board”) of Arctic Cat Inc., a Minnesota corporation (the “Company,” “we,” “us” or “our”), of proxies for our 2008 Annual Meeting of Shareholders to be held at 601 Brooks Avenue South, Thief River Falls, MN 56701, on Thursday, August 7, 2008, at 4:00 p.m., Central Daylight Time, or any adjournment or adjournments thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about July 2, 2008.

Our Annual Report for the fiscal year ended March 31, 2008 (“fiscal 2008”), including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of annual meeting of shareholders. This includes (1) the election of two directors and (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. In addition, management will report on our performance and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record of our outstanding Common Stock at the close of business on the record date, June 16, 2008, are entitled to receive notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted upon and there is no cumulative voting.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. A quorum is required for business to be conducted at the Annual Meeting. As of the record date,

11,967,485 shares of our Common Stock were outstanding (excluding 6,102,000 shares of Class B Common Stock which do not vote with the Common Stock in the general election of directors (see “Election of Directors” in this Proxy Statement), but do vote for the other proposals at the Annual Meeting). If you submit a properly executed proxy card or vote your proxy electronically through the Internet or by telephone as described on the proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions and broker non-votes will be treated as shares present for purposes of determining the existence of a quorum.

How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope or vote electronically through the Internet or by telephone by following the instructions on the proxy card. If you return a properly executed proxy card without specific voting instructions, your shares will be voted FOR the directors in Proposal 1, FOR Proposal 2 and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

If you wish to vote by Internet or telephone, you must do so before 12:00 p.m. Central Daylight Time on Wednesday, August 6, 2008. After that time, Internet and telephone voting will not be permitted and a shareholder wishing to vote, or revoke an earlier proxy, after such time must submit a signed proxy card or vote in person.

Can I change my vote after I return my proxy card or vote electronically?

Yes. Even after you have submitted your proxy or voted electronically through the Internet or by telephone, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change it by:

1)	Returning a later-dated proxy (by mail, Internet or telephone);
2)	Delivering a written notice of revocation to our Secretary at our principal executive office at 601 Brooks Avenue South, Thief River Falls, MN 56701; or
3)	Attending the Annual Meeting and voting in person at the Annual Meeting (although attendance at the Annual Meeting without voting at the Annual Meeting will not, in and of itself, constitute a revocation of your proxy).

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of the proposals in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the election of each of the nominated directors (see Proposal 1).
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year (see Proposal 2).

If you return a properly executed proxy card without specific voting instructions, the Proxy Agents will vote in accordance with the recommendations of the Board.

With respect to any other matter that properly comes before the Annual Meeting, Christopher A. Twomey and William G. Ness (the “Proxy Agents”) will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each Proposal?

For Proposal 1, the election of directors, each shareholder of Common Stock will be entitled to vote for two nominees and the two nominees with the greatest number of FOR votes will be elected. The holder of Class B Common Stock does not vote in the general election of directors. See “Election of Directors” in this Proxy Statement.

For Proposal 2, the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year, each shareholder will be entitled to one vote for each share held, and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

With respect to any other matter that properly comes before the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

A properly executed proxy marked “WITHHELD” with respect to Proposal 1 will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted in favor of the director nominee with respect to whom authority has been withheld.

A properly executed proxy marked “ABSTAIN” with respect to Proposal 2, and any other matter that properly comes before the Annual Meeting, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the same effect as a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon. If you do not give your broker instructions as to how to vote your shares, your broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors. Brokers cannot vote on their customers’ behalf on “non-routine” proposals. These rules apply to us notwithstanding the fact that shares of our Common Stock are traded on The NASDAQ Stock Market. If your brokerage firm votes your shares on “routine” matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “broker non-vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted in determining the number of shares voted for or against the non-routine matter.

Who will count the vote?

An Inspector of Elections will be appointed for the Annual Meeting and will work with a representative of Wells Fargo Shareowner Services, our independent stock transfer agent, to count the votes.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards or vote electronically through the Internet or by telephone for each proxy card. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our stock transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the matters described in this Proxy Statement, if any other business is presented at the Annual Meeting, your proxy gives authority to the Proxy Agents to vote on such matters at their discretion.

How are proxies solicited?

In addition to use of the mail, proxies may be solicited by our officers, directors, and other regular employees by telephone, through electronic transmission or facsimile transmission, or personal solicitation, and no additional compensation will be paid to such individuals. We will request that banks, brokerage houses, other custodians, nominees and certain fiduciaries forward proxy materials and annual reports to the beneficial owners of our Common Stock.

Who pays for the cost of this proxy solicitation?

The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the Annual Meeting will be borne by us. We will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Restated Articles of Incorporation, the Board is divided into three classes of directors, each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote, and generally, one-third of the directors belong to each class. This year, upon the recommendation of the Governance Committee, the Board, including a majority of the independent directors, has nominated two directors: Robert J. Dondelinger and Kenneth J. Roering. Messrs. Dondelinger and Roering are incumbent directors whose terms expire this year. If elected, Messrs. Dondelinger’s and Roering’s terms will expire in 2011. It is intended that proxies will be voted for such nominees. We believe that the nominees will be able to serve; but should either of them be unable to serve as a director, the Proxy Agents have advised that they will vote for the election of such substitute nominee(s) as the Board may propose.

In addition, in accordance with a Stock Purchase Agreement dated July 18, 1988, between Suzuki Motor Corporation (“Suzuki”) and the Company, pursuant to which Suzuki purchased 7,560,000 shares (as adjusted for subsequent stock splits) of our Class B Common Stock (constituting all outstanding shares of Class B Common Stock), Suzuki is entitled to elect one member of the Board and does not vote with the holders of Common Stock in the general election of directors. Consequently, Suzuki will not be voting on the nominees at the Annual Meeting. In August 2004, Masayoshi Ito was elected to the Board by Suzuki.

The name and age of the nominees and the other directors and their principal occupations are set forth below, based upon information furnished to us by the nominees and the directors. Unless otherwise indicated, the nominees and the directors have held their respective identified positions for more than the past five years. Each of the nominees has been determined by the Governance Committee to qualify as an “independent director” as defined by the rules of the National Association of Securities Dealers for companies listed on The NASDAQ Stock Market.

Name, Age and Principal Occupation	Director Since

Nominated for a term ending in 2011:
Robert J. Dondelinger, 72, Co-owner and Chairman of the Board of Northern Motors (a General Motors dealership) since 1965.	1983
Kenneth J. Roering, 66, Currently a Professor of Marketing at the Carlson School of Management at the University of Minnesota; Executive Vice President, Strategic Management at Marshall BankFirst Corp.; served as Department Chair for ten years and occupied the Pillsbury Company Chair in Marketing for 20 years; has published more than 70 articles in professional journals, written two books, and edited three collections of scholarly writings in the areas of marketing strategy and new product development; has received various teaching and research awards for his work, including AMA Distinguished Faculty and University of Minnesota Outstanding Graduate Teacher; has consulted with more than 50 companies including, American Express, Motorola, Ecolab, 3M, Cargill, Carlson Companies, Pillsbury, and Medtronic; has been a director of several companies and currently serves on the Board of uBid.com, Inc.; has directed and participated in management development programs throughout the world.	1996

Name, Age and Principal Occupation	Director Since

Other directors whose terms of office will continue after the Annual Meeting and whose terms expire in 2009:
William G. Ness, 70, Vice Chairman of the Board; Chairman of the Board from 1982 to 2003; Chief Executive Officer of the Company from 1982 to 1986; Director of Itasca Bemidji, Inc. from 1986 to 2005; Director of Mesaba Aviation, Inc. from 1981 to 1995; Director for the Center of Innovation of University of North Dakota; Member of Advisory Board for the Electrical Engineering Department of University of North Dakota.	1982
Gregg A. Ostrander, 55, Executive Chairman of the Board of Directors of Michael Foods, Inc. (a food processing manufacturer) since 1993; President/CEO of Michael Foods, Inc. from 1994 to 2007; Director of Birds Eye Foods, Inc.	1995
Other directors whose terms of office will continue after the Annual Meeting and whose terms expire in 2010:
Susan E. Lester, 51, Private investor; Chief Financial Officer, Homeside Lending, Inc. (a mortgage bank) from October 2001 to May 2002; Chief Financial Officer, U.S. Bancorporation (a commercial bank) from February 1996 to May 2000; Director of PacWest Bancorp.	2004

Name, Age and Principal Occupation	Director Since

Christopher A. Twomey, 60, Chairman of the Board; President and Chief Executive Officer of the Company since January 1986; Director of The Toro Company.	1987
David A. Roberts, 60, Chairman, President and Chief Executive Officer of Carlisle Companies, Incorporated since June 2007; President and Chief Executive Officer of Graco, Inc. from June 2001 to June 2007; Director of Franklin Electric Co., Inc.	2006
Director elected by Class B Common Stock:
Masayoshi Ito, 54, General Manager America/Europe Motorcycle Marketing Department, Suzuki Motor Corporation since April 2004; President of Suzuki France S.A.S. from May 2003 to March 2004; General Manager Europe Motorcycle Marketing Department from September 2002 to April 2003.	2004

Vote Required.    Each shareholder of Common Stock will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected. As indicated above, the holder of Class B Common Stock does not vote in the general election of directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

Meetings.    During fiscal 2008, the Board met six times. Each director, except the director elected by the holder of the Class B Common Stock, attended more than 75% of the meetings of the Board and any committee on which such director served. It is our policy that all directors, except the director elected by the holder of the Class B Common Stock, should attend the annual meeting of shareholders. All directors elected by the holders of Common Stock attended the 2007 annual meeting of shareholders.

Board Committees.    The Board has established a Compensation and Human Resources Committee, an Audit Committee and a Governance Committee. The Compensation and Human Resources Committee (the “Compensation Committee”), which currently consists of Messrs. Dondelinger (Chair), Ostrander and Roberts, met five times during fiscal 2008. All members are independent directors as defined under the rules of The NASDAQ Stock Market. The Compensation Committee assists in defining our executive compensation philosophy and administering our compensation plans, reviews management’s recommendations and makes its own recommendations to the Board with respect to the salaries and bonuses paid and stock option grants awarded to our executives and reviews our retirement plans and employee benefits. The Compensation Committee determines compensation of all executive officers, except the Chief Executive Officer which is determined by the independent directors of the full Board following receipt of a recommendation by the Compensation Committee. In the performance of its duties, the Compensation Committee may select independent compensation consultants to advise the Compensation Committee when appropriate. In addition, the Compensation Committee may delegate authority to subcommittees where appropriate. The Board has established a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Ostrander and Roberts, for the purpose of granting awards under our stock option plans. The Compensation Committee Charter is available to shareholders on our website located at www.arcticcat.com.

The Audit Committee, which currently consists of Messrs. Ostrander (Chair) and Roering and Ms. Lester, met six times during fiscal 2008. All members of our Audit Committee are independent directors as defined by under the rules of The NASDAQ Stock Market. The Board has determined that Susan E. Lester is an “audit committee financial expert” as that term is defined in rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Audit Committee has sole authority and direct responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm, meets with our independent registered public accounting firm and representatives of management to review our internal and external financial reporting, reviews the scope of the independent registered public accounting firm’s examination and audit procedures to be utilized, considers comments by the registered public accounting firm regarding internal controls and accounting procedures and management’s response to those comments and pre-approves any audit and non-audit services to be provided by our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board, which is available to shareholders on our website located at www.arcticcat.com.

The Governance Committee, which currently consists of Messrs. Roering (Chair) and Roberts and Ms. Lester, met two times during fiscal 2008. All members are independent directors as defined under the rules of The NASDAQ Stock Market and the Chair of the Governance Committee also serves as the Board’s Lead Director. The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board in the governance of the Company. The primary recurring duties and responsibilities of the Governance Committee include (1) reviewing and recommending to the Board corporate governance polices and procedures; (2) reviewing our Code of Conduct and compliance thereof; (3) identifying, including recommendation to the full Board the slate of nominees, and educating our directors; (4) evaluating the Board; and (5) recommending to the Board compensation policies, practices and levels of compensation for the Board. The independent directors of the full Board then vote to approve the slate of director nominees. The Governance Committee Charter is available to shareholders on our website located at www.arcticcat.com.

In identifying prospective director candidates, the Governance Committee considers its personal contacts, recommendations from shareholders and recommendations from business and professional sources, including executive search firms. An executive search firm has been used in the past to identify director candidates. The Governance Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership, rather than directly nominate an individual, should submit the recommendations in writing to our Secretary at least ninety (90) days prior to the meeting date corresponding to the previous year’s annual meeting of shareholders, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for the nominee named in this Proxy Statement. When evaluating the qualifications of potential new director candidates, or the continued service of existing directors, the Governance Committee will consider a variety of criteria, including the individual’s integrity, inquisitiveness, experience dealing with complex problems, specialized skills or expertise, diversity of background, independence, financial expertise, freedom from conflicts of interest, ability to understand the role of a director and ability to fully perform the duties of a director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service.

A shareholder intending to independently nominate an individual as a director at an annual meeting of shareholders, rather than recommend the individual to the Governance Committee for consideration as a nominee, must comply with the advance notice requirements set forth in our Bylaws. Our Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to our Secretary. Such notice must be given not less than sixty (60) days nor more than ninety (90) days prior to the meeting date corresponding to the previous year’s annual meeting of shareholders.

Shareholders wishing to recommend for nomination or to nominate a director should contact our Secretary for a copy of the relevant procedure for submitting recommendations and nominations and a full delineation of the criteria considered by the Governance Committee when evaluating potential new directors or the continued service of existing directors.

Communications with the Board.    Our Board provides a process for shareholders to send communications to the Board. The manner in which shareholders can send communications to the Board is set forth on our website located at www.arcticcat.com.

Director Independence.    There are no family relationships between our director nominees, directors or executive officers. In addition, Messrs. Roberts, Ostrander, Dondelinger and Roering and Ms. Lester, the non-management directors on the Board, are “independent” directors as defined under the rules of The NASDAQ Stock Market.

Code of Conduct.    Our Board has adopted a code of ethics known as the “Arctic Cat Inc. Code of Business Conduct,” which applies to the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, as well as our other officers, directors, employees, consultants, agents and representatives. We believe that the Arctic Cat Inc. Code of Business Conduct not only documents our historic good business practices, but sets forth guidelines for ensuring that all our personnel act with the highest standards of integrity. The Arctic Cat Inc. Code of Business Conduct is posted on our web site at www.arcticcat.com.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the key principles and approaches used to determine the compensation of the named executive officers listed in the Summary Compensation Table and should be read in conjunction with the tables and narrative included in the rest of the Executive Compensation and Other Information section of this Proxy Statement.

Except for compensation paid to our Chief Executive Officer, all compensation paid to the named executive officers is determined by the Compensation Committee of the Board, which is comprised solely of independent non-employee directors who meet regularly during each fiscal year. The compensation paid to our Chief Executive Officer is determined by the independent directors of the full Board following receipt of a recommendation regarding proposed compensation from the Compensation Committee.

Compensation Philosophy.    Our compensation philosophy is to maximize shareholder returns, attract and retain top talent and reward business results and individual performance. Specifically, our compensation program is designed to achieve the following objectives in a cost efficient manner:

•	align the interests of management with those of our shareholders;
•	attract and retain management who contribute to our long-term success;
•	pay for performance; and
•	provide internal equity.

Compensation Consultant and Benchmarking.    The Compensation Committee has engaged Towers Perrin, a nationally recognized compensation consulting firm, to assist the Compensation Committee in analyzing benchmarking data to assure our compensation program for executive officers is in line with median market levels and is competitive for our peers, geographic location as well as companies of similar revenue size. The peer group used by the Compensation Committee to benchmark executive compensation is comprised of comparable companies. For fiscal 2008, our peer group included the following companies:

Aftermarket Technology Donaldson Company Harley Davidson Modine Manufacturing Robbins & Myers Thor Industries	Brunswick ESCO Technologies, Inc. Winnebago Polaris Industries, Inc. Tennant Company Toro Company

Role of Management.    In addition to considering the benchmarking information, the Compensation Committee also considers recommendations from our Chief Executive Officer when making decisions regarding total compensation for those executive officers who report directly to him. Our Chief Executive Officer and the Vice President of Human Resources meet with the Compensation Committee on an annual basis to review the benchmarking information and other competitive market data and analysis provided by Towers Perrin.

Executive Compensation Programs

The elements of our executive compensation programs include: base pay, annual incentive awards, long-term incentives, broad-based employee benefits, miscellaneous perquisites and severance arrangements. The award of each element to an executive officer is subject to the discretion of the Compensation

Committee and is determined on an individual basis. We believe the sum of these elements provides a total compensation package that is comparable to that provided by our peer group and other comparable companies.

Base Pay.    In order to assure our ability to attract and retain qualified executives, the Compensation Committee believes that base pay should generally be 85% to 115% of the competitive market. Other factors considered by the Compensation Committee in setting annual base pay for each of our executive officers include the individual’s level of responsibility, years of experience, performance in the prior year and tenure with the Company. The Compensation Committee reviews these factors each year and adjusts them accordingly to assure that we are appropriately rewarding performance.

The Compensation Committee generally reviews and adjusts base salaries annually. During the fiscal 2008 salary review, the Compensation Committee determined that all of the named executive officers should receive a 3% increase in base pay. Upon receipt of a recommendation by the Compensation Committee, the independent directors of the full Board determined that the Chief Executive Officer should also receive a 3% increase in base pay.

Mr. Twomey’s base pay for fiscal 2008 of $549,300 was determined in a similar manner to the other named executive officers. Mr. Delmore’s base pay for fiscal 2008 was $256,800. Mr. Ray’s base pay for fiscal 2008 was $246,800. Mr. Tweet’s base pay for fiscal 2008 was $257,800. Mr. Skime’s base pay for fiscal 2008 was $201,300.

In November, Mary Ellen Walker joined the Company as General Manager of the Parts, Garments, and Accessories business as well as Company-wide sales.

Annual Incentive Awards.    The Compensation Committee believes that placing a meaningful portion of an executive’s overall compensation at total risk, based on our earnings and the executive’s individual performance, is the best way to focus attention on our short and intermediate-term goals and encourage high levels of performance from each executive. The Compensation Committee also believes that a greater percentage of total compensation should be at risk as an executive’s responsibility increases, and that the annual incentive awarded to our executive officers should generally be 85% to 115% of similar incentives awarded by our peer group.

Each named executive officer is eligible to receive an annual cash incentive award based on corporate and individual performance. For all of our named executive officers other than Mr. Twomey, the annual incentive award is expressed as a percentage of base pay, with 80% of the award tied to our earnings and 20% tied to the named executive officer’s performance. No annual incentive awards will be granted if the Company is not profitable in the applicable fiscal year. For Mr. Twomey, the annual incentive award is expressed as a percentage of base pay, with 100% of the award tied to our earnings. The Board establishes an earnings target each fiscal year. For fiscal 2008, the maximum incentive award based on our earnings for each named executive officer is reached if earnings exceed 20% of the target, and no award is paid if our earnings are less than 80% of target.

The following table sets forth the potential incentive awards based on earnings for fiscal 2008:

	Incentive Award as a Percent of Base Pay

	Exceed Earnings Target by 20%	Meet Earnings Target	Meet 80% of Earnings Target	Meet Less Than 80% of Earnings Target

Christopher A. Twomey	100%	60%	12%	-0-
Timothy C. Delmore	72%	36%	7.2%	-0-
Ronald G. Ray	72%	36%	7.2%	-0-
Ole E. Tweet	72%	36%	7.2%	-0-
Roger H. Skime	56%	28%	5.6%	-0-

In assessing the actual performance of our executive officers against individual performance objectives, the Compensation Committee annually receives a report from our Chief Executive Officer outlining the individual performance objectives of the executive officers and their specific performance against those objectives. The individual performance objectives are intended to focus the executive officers on specific areas where they can individually have a direct impact on our performance, and generally consist of any one or more of the following business criteria: new product development; new technology development; customer satisfaction; quality improvement; process development; cost reduction; margin improvement; EBIT improvement; sales growth; market share; strengthening of employee base; distribution channel improvement; and succession. In assessing the level of individual achievement against the individual performance objectives, factors such as whether unforeseen occurrences altered the anticipated difficulty of the objective, as well as whether the objective was a stretch goal for the individual executive officer are considered. After reviewing actual performance of the named executive officers against their individual objectives, the Compensation Committee reviewed and approved individual incentive awards for each of the named executive officers except Mr. Twomey, whose award is based 100% on the Company’s earnings.

The following table sets forth the potential incentive payout for individual performance for fiscal 2008:

	Incentive as a percent of Base Pay

	Target		Maximum

Christopher A. Twomey	-0	-	-0-
Timothy C. Delmore	9%		18%
Ronald G. Ray	9%		18%
Ole E.Tweet	9%		18%
Roger H. Skime	7%		14%

For fiscal 2008, because earnings targets were not met and the Company was not profitable, no annual incentive awards were paid to any of our named executive officers. For fiscal 2009, annual incentive awards will be based 50% on a corporate earnings performance and 50% on shareholder stock price appreciation targets.

It is the Board’s policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to the named executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement of our financial statements. Where applicable, we will seek to recover any amount determined to have been inappropriately received by an executive officer.

Long-Term Incentives.    Aligning the interests of management with those of shareholders is accomplished through longer term incentives directly related to the improvement of long-term shareholder value. The Compensation Committee believes this is accomplished with the award of stock options to the named executive officers and other key personnel. For the named executive officers, stock options are valued at amounts designed to bring total executive compensation generally in line with median market levels of our peer group are awarded annually and vest over three years. In determining the size of stock option grants to the named executive officers, the Compensation Committee considers similar awards to individuals holding comparable positions in our peer group.

We do not backdate stock options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our stock options are granted at fair market value, historically on the date of the annual meeting of shareholders in August of each year, with all required approvals obtained in advance or on the actual grant date. Executive officers are awarded stock options with an exercise price equal to the fair market value of our Common Stock on the date of grant. Our general practice is to grant options only on the annual grant date. Generally, newly hired or promoted executives who are eligible to receive options receive their award of stock options on the date of their hire or promotion. Stock options granted to executive officers, including the named executive officers, generally vest in equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date. Stock options for other employees generally have the same vesting schedule as those for executive officers but expire five years from the grant date.

Grants were made to the named executive officers as part of our annual award. process that encompasses six of our employees. In fiscal 2008, the Stock Grant Subcommittee of the Compensation Committee of the Board made the annual grants of stock options described in the Summary Compensation Table to the named executive officers at the regularly scheduled annual meeting of shareholders. In addition, on her hire date, the Stock Grant Subcommittee granted Mary Ellen Walker options to purchase 32,000 shares of the Company’s common stock. The Stock Grant Subcommittee is comprised of Messrs. Ostrander and Roberts, independent directors, who are also outside directors under applicable rules of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock options have value for the executive officers only if the price of our stock appreciates in value from the date of grant. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that stock options encourage and reward effective management which, in turn, results in the long-term corporate financial success as measured by stock price appreciation. In addition, the Compensation Committee believes that equity-based compensation ensures that our executive officers have a continuing stake in our long-term success.

The Compensation Committee believes that significant long-term incentives are key in assuring that executive and shareholder interests are aligned and expects executives to acquire ownership over time. The Compensation Committee also believes that ownership should increase as responsibility level increases within the Company. We do not, however, have mandatory stock ownership guidelines for our executive officers or directors. Long-term compensation accounted for between 32% and 45% of total compensation paid to our executive officers in fiscal 2008.

Broad-Based Employee Benefit Plans.    We maintain certain broad-based employee benefit plans in which our executive officers, including the named executive officers, have been permitted to participate, including retirement, life, and health insurance plans. Our retirement plan is a 401(k) plan which allows all eligible employees to make pre-tax contributions. We match employee contributions in an amount equal to the employee’s contribution, up to a maximum of 3% of the employee’s cash compensation.

Perquisites.    Executive officers are provided annual use of two ATVs and two snowmobiles. These products are for personal and business use and are returned to us each year. We sell the returned products to dealers and employees for an amount greater than our cost. Income for the executive officers is grossed up to pay for the associated taxes on the value of the products. We provide executive officers with the use of ATVs and snowmobiles because the Compensation Committee believes that knowledge of and familiarity with our products is an important aspect of the executives’ jobs.

Executive officers also receive supplemental life and disability insurance to provide a competitive death and disability benefit. Income for executive officers is grossed up to pay for the associated tax liability.

Severance Arrangements.    We have severance agreements in place with our executive officers that are designed to retain the executive officer and provide for continuity of management in the event of an actual or threatened change in control of the Company. The agreements provide that, in the event of a change in control, each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without “cause” or voluntarily terminates his or her employment for “good reason.” In addition, upon certain types of employment terminations (other than a termination following a change in control of the Company), severance benefits may be paid to the executive officer. Additional information regarding the severance agreements is provided in the section of this Proxy Statement entitled, “Potential Payments Upon Termination or Change-in-Control.”

Tax Deductibility of Pay.    Section 162(m) of the Code imposes a $1 million limit on the amount that we may deduct for compensation paid to our Chief Executive Officer or any of our four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation. “Qualifying performance-based” compensation is compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by the shareholders. We believe that all compensation paid under our executive compensation programs for fiscal 2008 will be fully deductible for federal income tax purposes.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis. Based on the review and discussions, the Compensation Committee recommended that the Board include the Compensation Discussion and Analysis in this Proxy Statement.

SUBMITTED BY THE
COMPENSATION AND HUMAN RESOURCES COMMITTEE
OF THE BOARD

Robert J. Dondelinger (Chair)     Gregg A. Ostrander     David A. Roberts

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table summarizes the total compensation paid in fiscal 2008 and 2007 to or earned by our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executive officers whose compensation exceeded $100,000 for fiscal 2008. These individuals are referred to throughout this Proxy Statement as the “named executive officers.” For a discussion of the amount of salary and bonus in proportion to total compensation, as well as other material factors related to summary compensation, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2)($)	All Other Compensation(3) ($)	Total ($)

Christopher A. Twomey President and Chief Executive Officer	2008	549,300	720,057	0	6,877	1,276,234
	2007	533,250	684,632	304,587	20,229	1,608,698

Timothy C. Delmore Chief Financial Officer and Secretary	2008	256,800	276,945	0	6,809	540,554
	2007	249,160	315,951	107,815	8,695	681,621

Ronald G. Ray Vice President — Operations	2008	246,800	177,245	0	6,813	430,858
	2007	238,750	208,567	106,892	8,768	562,977
Ole E. Tweet Vice President — General Manager, ATV	2008	257,800	177,245	0	6,810	441,855
	2007	250,000	154,573	111,929	6,147	522,649

Roger H. Skime Vice President — Snowmobile Engineering	2008	201,300	138,473	0	6,896	346,669
	2007	195,290	146,019	65,726	6,733	413,768

(1)	These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2008 in accordance with SFAS No. 123(R), unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note A to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.
(2)	Amounts reflect annual cash incentive awards based on corporate and individual performance. The awards are further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)	Includes our contributions to the individual’s 401(k) retirement plan account.

SUPPLEMENTAL TABLE TO THE OPTION AWARDS COLUMN
FOR FISCAL YEAR ENDED MARCHCHAR-ENT:NBSP;31, 2008

Name and Principal Position	Grant Date	Shares Granted #	Expense Recorded in 2008 ($)

Christopher A. Twomey President and Chief Executive Officer	08/08/2007	130,000	138,397
	08/02/2006	100,000	172,299
	08/03/2005	90,000	194,710
	08/04/2004	80,000	127,983

Total			494,992

Timothy C. Delmore Chief Financial Officer and Secretary	08/08/2007	50,000	52,524
	08/02/2006	50,000	85,051
	08/03/2005	40,000	87,053
	08/04/2004	35,000	56,331

Total			280,959

Ronald G. Ray Vice President — Operations	08/08/2007	32,000	33,202
	08/02/2006	32,000	53,642
	08/03/2005	25,000	54,757
	08/04/2004	25,000	40,408

Total			182,009

Ole E. Tweet Vice President – General Manager, ATV	08/08/2007	32,000	33,202
	08/02/2006	32,000	53,642
	08/03/2005	17,500	38,608
	08/04/2004	15,000	24,485

Total			149,937

Roger H. Skime Vice President — Snowmobile Engineering	08/08/2007	25,000	25,688
	08/02/2006	25,000	41,427
	08/03/2005	17,500	38,608
	08/04/2004	15,000	24,485

Total			130,208

Grants of Plan-Based Awards for Fiscal-Year Ended March 31, 2008

All stock options granted to each of the named executive officers were made under the Arctic Cat Inc. 2007 Omnibus Stock and Incentive Plan (the “2007 Stock Plan”). The stock options have an exercise price equal to the closing market price of the underlying security on the date of grant. In addition, the grant date is the date the grant was approved by the Compensation Committee. The stock options granted to the named executive officers in fiscal 2008 vest in equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date. There has been no repricing or other material modification of the stock options granted to each of the named executive officers during the last fiscal year.

For a discussion of the amount of salary and bonus in proportion to total compensation, as well as other material factors related to summary compensation, please see the “Compensation Disclosure and Analysis” section of this Proxy Statement.

The following table summarizes grants of equity awards to each of the named executive officers during fiscal 2008:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Christopher A. Twomey President and Chief Executive Officer	08/08/2007	130,000	17.78	720,057
Timothy C. Delmore Chief Financial Officer	08/08/2007	50,000	17.78	276,945
Ronald G. Ray Vice President — Operations	08/08/2007	32,000	17.78	177,245
Ole E. Tweet Vice President — General Manager ATV	08/08/2007	32,000	17.78	177,245
Roger H. Skime Vice President — Snowmobile Engineering	08/08/2007	25,000	17.78	138,473

(1)	Closing market price on June 8, 2007.
(2)	The grant date present value was $5.54 per share. Fair value was determined by multiplying the number of shares by grant date present value.

Outstanding Equity Awards at March 31, 2008

The following table provides a summary of equity awards outstanding for each of the named executive officers as of the end of fiscal 2008:

	Option Awards

Name	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date

	(#) Exercisable	(#) Unexercisable

Christopher A. Twomey President and Chief Executive Officer		130,000	(1)	17.78	08/08/2017
	66,666	33,334	(1)	17.84	08/02/2016
	60,000	30,000	(1)	21.96	08/03/2015
	80,000			27.69	08/04/2014
	100,000			21.03	08/07/2013
	6,451			15.50	08/08/2012
	73,477			15.33	08/09/2011
Timothy C. Delmore Chief Financial Officer		50,000	(1)	17.78	08/08/2017
	16,667	33,333	(1)	17.84	08/02/2016
	26,667	13,333	(1)	21.96	08/03/2015
	35,000			27.69	08/04/2014
	50,000			21.03	08/07/2013
Ronald G. Ray Vice President — Operations		32,000	(1)	17.78	08/08/2017
	10,667	21,333	(1)	17.84	08/02/2016
	16,667	8,333	(1)	21.96	08/03/2015
	25,000			27.69	08/04/2014
	20,000			21.03	08/07/2013
Roger H. Skime VP Snowmobile Engineering		25,000	(1)	17.78	08/08/2017
	8,334	16,666	(1)	17.84	08/02/2016
	11,667	5,833	(1)	21.96	08/03/2015
	15,000			27.69	08/04/2014
	20,000			21.03	08/07/2013
Ole E. Tweet Vice President /General Manager ATV		32,000	(1)	17.78	08/08/2017
	10,667	21,333	(1)	17.84	08/02/2016
	11,667	5,833	(1)	21.96	08/03/2015
	15,000			27.69	08/04/2014
	6,666			21.03	08/07/2013

(1)	Becomes exercisable with respect to one-third of the shares of Common Stock subject to the option on each annual anniversary of the grant date, beginning one year from the date of grant.

Option Exercises and Stock Vested for Fiscal-Year Ended March 31, 2008

The following table summarizes the options exercised by each named executive officer during fiscal 2008:

	Option Awards

Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise ($)

Christopher A. Twomey	106,049	855,334
Timothy C. Delmore	44,999	176,579
Ronald G. Ray	—	—
Ole E. Tweet	—	—
Roger H. Skime	35,000	113,152

Potential Payments Upon Termination or Change-in-Control

We have entered into employment agreements with each of our executive officers which provide, among other things, for a lump-sum cash severance payment to each such executive officer equal to approximately three times the executive’s average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a “change in control” of the Company. In general, a “change in control” would occur when there has been any change in the controlling persons reported in our proxy statement, when 20% or more of our outstanding voting stock is acquired by any person, when current members of the Board or their successors elected or nominated by such members cease to constitute at least 75% of the Board, when we merge or consolidate with or sell substantially all our assets to any person or entity or when our shareholders approve a plan of liquidation or dissolution of the Company. The employment agreements also prohibit disclosure of our confidential information and require disclosure and assignment of inventions, discoveries and other works relating to the executive’s employment. If a “change in control” had occurred at the end of fiscal 2008 and the executive officer’s employment was terminated by the executive for “good reason” or by us for other than “cause” or disability, the named executive officers would have received the amounts indicated, which includes deemed compensation during the preceding five years from the exercise of stock options and a reasonable estimate of the cost of life, disability, accident and health insurance benefits required to be provided by us for the 36-month period following such termination: Mr. Twomey, $2,724,151; Mr. Delmore, $1,040,127; Mr. Ray, $982,719; Mr. Skime, $764,296; and Mr. Tweet, $923,172.

If a named executive officer fails to perform his or her duties due to disability, then we will pay to such named executive officer his or her base salary at the rate in effect at the commencement of the period of such disability plus a pro rata portion of an amount equal to the year-end bonus for the fiscal year immediately preceding the change in control, until such time as the named executive officer is determined to be eligible for long-term disability benefits in accordance with our insurance programs.

We have also entered into employment agreements with each of our executive officers, including the named executive officers, pursuant to which they will receive upon termination of employment (and with respect to Mr. Twomey, upon his voluntary termination), by us for other than “cause,” for a 12-month period, (i) with respect to Mr. Twomey, an amount equal to his average annual cash compensation over the five-year period immediately preceding the date of termination, and with respect to the other executive officers, an amount equal to their average annual salary over the three-year period immediately preceding the date of termination, and (ii) the employee benefits received prior to termination. The employment agreements also restrict each executive officer from certain competitive employment following termination and prohibit disclosure of our confidential information. Mr. Twomey, upon termination of his employment for any reason, will also receive $175,000 of deferred compensation. If the following named executive officers had been terminated at the end of fiscal 2008 for a reason other than cause, they would have received the following amounts pursuant to the employment agreements: Mr. Twomey, $705,020 (in addition to the deferred compensation); Mr. Delmore, $249,220; Mr. Ray, $239,017; Mr. Skime, $195,097; and Mr. Tweet, $236,833.

The following table summarizes the amounts payable to the named executive officers following a termination of employment:

Name	Involuntary (Not for “Cause” or “Disability”) or for Good Reason Following Change in Control ($)	Involuntary (Not for “Cause”) ($)

Christopher A. Twomey	2,724,151	705,020
Timothy C. Delmore	1,040,127	249,220
Ronald G. Ray	982,719	239,017
Ole E. Tweet	923,172	236,833
Roger H. Skime	764,296	195,097

Compensation of Non-Management Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level we require of members of the Board.

Management directors do not receive compensation for their service as directors. All non-employee directors other than the representative of Class B Common Stock currently receive $25,000 per year, $1,000 per Board and committee meeting attended, $5,000 additional compensation per year if they serve as Chair of the Governance Committee or the Compensation Committee and $10,000 if they serve as Chair of the Audit Committee. In addition, non-employee directors receive reimbursement of out-of-pocket expenses incurred on our behalf. Pursuant to our 2007 Stock Plan, each non-employee director automatically receives on the date of election or re-election as a director, or appointment as a director by action of the Board during the period between shareholder meetings, and on the date of each subsequent annual or special shareholder meeting at which action is taken to elect any director if the non-employee director’s term is not up for election that year and the non-employee director is serving an unexpired term (provided that the non-employee director has served for at least six months), an option to purchase 6,000 shares of our Common Stock at an option price equal to the fair market value of the our Common Stock on the date the option is granted. These options have terms expiring ten years following the date of grant and are exercisable at any time. The 2007 Stock Plan also permits granting of additional or alternative options to directors at the discretion of the Board. The director elected by the holder of Class B Common Stock is reimbursed for out-of-pocket expenses incurred on our behalf and does not receive the remuneration described above.

In addition, non-employee directors are provided annual use of an ATV and a snowmobile. These products are for personal use and are returned to us each year except in the year of a director’s retirement, in which case the director is permitted to keep the vehicles. We sell the returned products to dealers and employees for an amount greater than our cost. We provide these products to our non-employee directors because we believe it is important for our directors to be familiar with our products.

Non-Management Director Compensation for Fiscal-Year Ended March 31, 2008

The following table summarizes the compensation paid to non-management directors during fiscal 2008:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		All Other Compensation ($)	Total ($)

Robert J. Dondelinger	46,250	40,048	(1)	-0-	86,298
Masayoshi Ito	-0-	-0-		-0-	-0-
Susan E. Lester	37,500	40,048	(1)	-0-	77,548
William G. Ness	31,250	40,048	(1)	-0-	71,298
Gregg A. Ostrander	51,500	40,048	(1)	-0-	91,548
David A. Roberts	37,750	40,048	(1)	-0-	77,798
Kenneth J. Roering	45,750	40,048	(1)	-0-	85,798

(1)	These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2008 in accordance with SFAS No. 123(R), unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note A to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008. The grant date fair value of each option award computed in accordance with FAS 123R was $40,048, or $5.54 per share. At fiscal-year end, Mr. Dondelinger held options to purchase 95,721 shares of Common Stock; Ms. Lester held options to purchase 24,000 shares of Common Stock; Mr. Ness held options to purchase 30,000 shares of Common Stock; Mr. Ostrander held options to purchase 60,000 shares of Common Stock; Mr. Roberts held options to purchase 12,000 shares of Common Stock; and Mr. Roering held options to purchase 60,000 shares of Common Stock.

Supplemental Table to the Non-Management Director Option Awards Column for Fiscal Year Ended March 31, 2008

Name	Grant Date	Shares Granted #	Expense Recorded in 2008 ($)

Robert J. Dondelinger	08/08/2007	6,000	40,048
Masayoshi Ito	—	—	—
Susan E. Lester	08/08/2007	6,000	40,048
William G. Ness	08/08/2007	6,000	40,048
Gregg A. Ostrander	08/08/2007	6,000	40,048
David A. Roberts	08/08/2007	6,000	40,048
Kenneth J. Roering	08/08/2007	6,000	40,048

Compensation Committee Interlocks and Insider Participation

As described below, each of Messrs. Dondelinger and Roberts, a director and member of the Compensation Committee of the Board, has a relationship with an entity which engages in certain transactions with us which require disclosure. See “Certain Transactions.” Mr. Ness, a director, was formerly one of our officers.

Certain Transactions

Since we first began production in August 1983, we have purchased engines for our products from Suzuki pursuant to contracts which are renewed annually and which stipulate price and general terms of delivery of engines. During the last fiscal year, we paid Suzuki $73,688,816 for engines, service parts and tooling. The terms of the agreement were, and renewal rates are, the subject of arms-length negotiation on terms no less favorable to us than we could otherwise obtain.

During the last fiscal year, we purchased certain vehicles and repair from Northern Motors, a General Motors dealership in which Mr. Dondelinger, one of our directors, is co-owner and chairman of the board of directors. During the last fiscal year, we paid Northern Motors $147,842 for vehicles, repairs and other miscellaneous items. The prices we paid were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to us than we could otherwise obtain.

During the last fiscal year, we purchased certain components for our products from Carlisle Companies Inc. and its subsidiaries, in which Mr. Roberts, one of our directors, is chairman of the board of directors, president and chief executive officer. During the fiscal year, we paid Carlisle Companies Inc. and its subsidiaries $908,861 for such components. The prices we paid were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to us than we could otherwise obtain.

Notwithstanding these transactions, Messrs. Dondelinger and Roberts are each considered an “independent director” under the rules of The NASDAQ Stock Market and have been so determined by the Board given, among other factors, the relatively small size of the transactions in respect to the overall revenues of their respective businesses.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee, currently comprised of Messrs. Ostrander (Chair) and Roering and Ms. Lester, is responsible for the review and approval of all related-party transactions between us and any of our executive officers, directors or director nominees, or any immediate family member of any such person. In addition, all related-party transactions that come within the disclosures required by Item 404 of the SEC’s Regulation S-K must also be approved by the Audit Committee. The policies and procedures regarding the approval of all such related-party transactions have been approved at a meeting of the Audit Committee and are evidenced in our corporate records.

Performance Graph

In accordance with the rules of the SEC, the following performance graph compares performance of the our Common Stock on The NASDAQ Stock Market to the Standard & Poor’s 500 Index and to the Recreational Vehicles Index prepared by Hemscott, Inc. The graph compares on an annual basis the cumulative total shareholder return on $100 invested on March 31, 2003, and assumes reinvestment of all dividends and has been adjusted to reflect stock splits. The performance graph is not necessarily indicative of future investment performance.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG ARCTIC CAT INC.,
S&P 500 INDEX AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON APR. 1, 2003
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING MAR. 31, 2008

	MARCH 31,

	2003	2004	2005	2006	2007	2008

Arctic Cat Inc.	$100.00	$164.47	$177.35	$159.78	$131.45	$50.17
Recreational Vehicles Index	100.00	148.99	165.40	158.47	165.66	111.76
S&P Composite	100.00	135.12	144.16	161.07	180.12	170.98

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

The following table presents information as to the beneficial ownership of our capital stock at June 16, 2008 by (i) the only shareholders known to us to hold 5% or more of such stock, (ii) the director nominee, and each of our directors and named executive officers and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Beneficial Owners	Capital Stock Beneficially Owned(1)		Percent of Outstanding Shares of Common Stock	Percent of Outstanding Shares of Capital Stock

Suzuki Motor Corporation 300 Takatsuki-cho Hamamatsu-shi Shizuoka-ken, Japan 432-8611	6,102,000	(2)	0%	33.8%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,755,296	(3)	14.7%	9.7%
Barclays Global Investors Ltd.
Barclays Global Investors, NA Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	911,916	(4)	7.6%	5.0%
Putnam, LLC d/b/a Putnam Investments Putnam Investment Management, LLC The Putnam Advisory Company, LLC PanAgora Asset Management, Inc. One Post Office Square Boston, MA 02109	1,001,168	(5)	8.4%	5.5%
Rutabaga Capital Management 64 Broad Street, 3rd Floor Boston, MA 02109	1,709,808	(6)	14.3%	9.5%
FMR, LLC 82 Devonshire Street Boston, MA 02109	1,359,257	(7)	11.6%	7.5%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	626,612	(8)	5.2%	3.5%
LSV Asset Management 1 N. Wacker Drive Suite 400 Chicago, IL 60606	809,480	(9)	6.7%	4.5%
Kennedy Capital Management, Inc. 10829 Olive Blvd. St. Louis, MO 63141	688,536	(10)	5.8%	3.8%
Robert J. Dondelinger	139,401	(11)	1.2%	*
Masayoshi Ito	0	(12)	*	*
Susan E. Lester	26,000	(11)	*	*
William G. Ness	50,108	(11)	*	*
Gregg A. Ostrander	61,000	(11)	*	*
Kenneth J. Roering	61,000	(11)	*	*

Beneficial Owners	Capital Stock Beneficially Owned(1)		Percent of Outstanding Shares of Common Stock	Percent of Outstanding Shares of Capital Stock

Christopher A. Twomey	655,421	(11)	5.5%	3.6%
David A. Roberts	12,000	(11)	*	*
Timothy C. Delmore	179,632	(11)	1.5%	*
Ronald G. Ray	92,420	(11)	*	*
Ole E. Tweet	107,060	(11)	*	*
Roger H. Skime	144,282	(11)	1.2%	*
All Directors and Officers as a Group (13 persons)	1,602,604	(11)(12)	13.4%	8.9%

*	Less than 1%.
(1)	All outstanding shares of capital stock are Common Stock except shares held by Suzuki which are all Class B Common Stock. See “Election of Directors.”
(2)	Based on information included in a Schedule 13G filed with the SEC on December 22, 2006.
(3)	Based on information included in a Form 13F filed with the SEC on May 8, 2008.
(4)	Based on information included in a Form 13F filed with the SEC on April 30, 2008. The shares reported are held by Barclays Global Investors Ltd, Barclays Global Investors, N.A. and Barclays Global Fund Advisors in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays Global Investors Ltd has no voting power over 12,299 shares and shared-defined investment power over 12,299 shares. Barclays Global Investors, N.A. has sole voting power over 432,408 shares, no voting power over 105,687 shares and shared-defined investment power over 538,095. Barclays Global Fund Advisors has sole voting over 261,533 shares, no voting power over 99,989 shares and shared-defined investment power over 361,522 shares.
(5)	Based on information included in a Form 13F filed with the SEC on May 14, 2008. Putnam, LLC d/b/a Putnam Investments (“PI”) wholly owns two investment advisors: Putnam Investment Management, LLC and The Putnam Advisory Company, LLC. The shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts. Putnam Investment Management, LLC has sole voting power over 55,000 shares, no voting power over 482,604 shares and shared-defined investment power over 537,604 shares. The Putnam Advisory Company, LLC has sole voting power over 200,830 shares, no voting power over 262,734 shares and shared-defined investment power over 463,564 shares.
(6)	Based on information included in a Form 13F filed with the SEC on May 2, 2008. Rutabaga Capital Management has sole voting power over 1,709,808 shares and sole investment power over 1,709,808 shares.
(7)	Based on information included in a Form 13G filed with the SEC on May 12, 2008. FMR, LLC has sole voting power over 100,000 shares and sole dispositive power over 1,359,257 shares.
(8)	Based on information included in a Form 13G filed with the SEC on December 31, 2007. Dimensional Fund Advisors LP has sole voting power over 626,612 shares and sole dispositive power over 626,612 shares.
(9)	Based on information included in a Form 13F filed with the SEC on May 9, 2008. LSV Asset Management has sole voting power over 510,780 shares, no voting power over 298,700 and sole investment power over 809,480 shares.
(10)	Based on information included in a Form 13F filed with the SEC on May 14, 2008. Kennedy Capital Management, Inc. has sole voting power over 680,086 shares, no voting power over 8,450 shares and sole investment power over 688,536 shares.
(11)	Includes the following number of shares purchasable by the indicated individuals and group within 60 days from the date hereof pursuant to the exercise of outstanding stock options: Mr. Dondelinger, 95,721 shares;

Ms. Lester, 24,000 shares; Mr. Ness, 30,000 shares; Mr. Ostrander, 60,000 shares; Mr. Roberts, 12,000 shares; Mr. Roering, 60,000 shares; Mr. Twomey, 453,334 shares; Mr. Delmore, 128,334 shares; Mr. Ray, 72,334 shares; Mr. Skime, 55,001 shares; Mr. Tweet, 44,000 shares; and all directors and officers as a group, 1,108,101 shares.
(12)	Excludes shares held by Suzuki.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require us to disclose the identity of directors, executive officers and beneficial owners of more than 10% of our Common Stock who did not file on a timely basis reports required by Section 16 of the 1934 Act. Based solely on review of copies of those reports, or written representations from reporting persons, we believe that all directors and executive officers complied with all filing requirements applicable to them during the fiscal year ended March 31, 2008.

Equity Compensation Plan Information

The following table provides information regarding our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing compensation plans as of March 31, 2008, consisting of our 1989 Stock Option Plan, 1995 Stock Plan, 2002 Stock Plan and 2007 Stock Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,862,135	$19.82	1,491,380

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,862,135	$19.82	1,491,380

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE “AUDIT COMMITTEE REPORT” SECTION OF THIS PROXY STATEMENT.

Grant Thornton LLP, an independent registered public accounting firm, was our independent registered public accounting firm for fiscal 2008. The Audit Committee will consider the selection of an independent registered public accounting firm for fiscal 2009 after the Annual Meeting and currently expects to recommend Grant Thornton LLP. Grant Thornton LLP has served as our independent registered public accounting firm since 1980. A representative of Grant Thornton LLP is expected to attend the Annual Meeting. Such representative will be able to make a statement if the representative desires to do so and will be available to respond to appropriate questions. Consistent with our Audit Committee Charter and the requirements of the Sarbanes Oxley Act of 2002 and applicable rules and regulations of the SEC and The NASDAQ Stock Market, the ratification of the appointment of an independent registered public accounting firm by the shareholders will in no manner impinge upon or detract from the authority and power of the Audit Committee to appoint, retain, oversee and, if necessary, disengage the independent registered public accounting firm.

Audit and Non-Audit Fees

The following table presents fees for professional services performed by Grant Thornton LLP for the annual audit of our consolidated financial statements for the fiscal years ended March 31, 2008 and 2007 and fees billed for other services provided by Grant Thornton LLP:

	2008	2007

Audit Fees(1)	$451,000	$389,000
Audit-Related Fees(2)	15,500	51,000
Tax Fees(3)	179,000	142,000
All Other Fees(4)	71,000	157,000

Total	$716,500	$739,000

(1)	Consists of audit work performed in preparation of the annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and compliance with the requirements of Section 404 of the Sarbanes-Oxley Act.
(2)	Consists of fees and expenses for assurance and related services that are reasonably related to the performance of the audit and review of consolidated financial statements and not reported under “Audit Fees,” including accounting and disclosure related research, due diligence assistance/research and review of regulatory correspondence.
(3)	Consists of fees and expenses for services related to tax compliance, tax advice and tax planning.
(4)	Consists of fees and expenses for services related to miscellaneous tax projects.

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accounting firm is to require pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee pre-approved all of the audit and permissible non-audit services performed by Grant Thornton LLP during fiscal 2008 and 2007.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three independent directors and operates under a written charter adopted by the Board, which can be viewed on our website. Management is responsible for our consolidated financial statements and financial reporting process, including systems of internal control. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and expressing opinions as to their conformity with accounting standards generally accepted in the United States and on management’s assessment of the effectiveness of our internal control over financial reporting. In addition, Grant Thornton LLP will express its own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the consolidated financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and Grant Thornton LLP’s evaluation of our internal control over financial reporting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee reviewed the fees indicated above and discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2008 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD

Gregg A. Ostrander (Chair)	Susan E. Lester	Kenneth J. Roering

SHAREHOLDER PROPOSALS

The proxy rules of the SEC permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. Our annual meeting of shareholders for the fiscal year ending March 31, 2009 is expected to be held on or about August 5, 2009 and proxy materials in connection with that meeting are expected to be mailed on or about June 30, 2009. Shareholder proposals prepared in accordance with the proxy rules must be received by us on or before March 1, 2009. In addition, if we receive notice of a separate shareholder proposal before May 10, 2009 or after June 10, 2009, such proposal will be considered untimely pursuant to our Bylaws and Rules 14a-4(c)(1) under the 1934 Act, and the Proxy Agents may exercise discretionary voting power with respect to such proposal. See also “Other Matters” below.

OTHER MATTERS

Our Bylaws provide that certain requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to our Secretary. Such notice must be given not less than 60 days nor more than 90 days prior to the meeting date corresponding with the previous year’s annual meeting of shareholders. Shareholders desiring to bring matters for action at an annual meeting of shareholders should contact our Secretary for a copy of the relevant procedure. Since no such notice was received with respect to the Annual Meeting, no shareholders may bring additional business before the Annual Meeting for action.

Our Annual Report for the past fiscal year is enclosed herewith and contains our financial statements for the fiscal year ended March 31, 2008. A copy of Form 10-K, the Annual Report filed by us with the SEC, will be furnished without charge to any shareholder who requests it in writing from us, at the address noted on the first page of this Proxy Statement.

The Board knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

By Order of the Board of Directors,

Timothy C. Delmore,
Secretary

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ARCTIC CAT INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, August 7, 2008

4:00 p.m.

Arctic Cat Inc.

601 Brooks Avenue South

Thief River Falls, MN 56701

Arctic Cat Inc. 601 Brooks Avenue South Thief River Falls, MN 56701	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 7, 2008 or any postponements or adjournments thereof.

The shares of stock of Arctic Cat Inc. you hold will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint Christopher A. Twomey and William G. Ness as proxies (each with the power to act alone and with the power of substitution and revocation) to vote your shares as you designate on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or any postponements or adjournments thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 6, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/acat/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 6, 2008.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Arctic Cat Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Robert J. Dondelinger 02 Kenneth J. Roering	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year.	☐ For	☐ Against	☐ Abstain

3.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date	, 2008

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.